SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR 12(G)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                          TRANS WORLD AIRLINES, INC.
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            (Exact Name of Registrant as Specified in Its Charter)


                  Delaware                                   43-1145889
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(State of Incorporation or Organization)               (I.R.S. Employer
                                                       Identification No.)

  One City Centre, 515 N. Sixth Street
          St. Louis, Missouri                                63101
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(Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of debt           registration of a class of debt
securities pursuant to Section 12(b)      securities pursuant to Section 12(g)
of the Exchange Act and is effective      of the Exchange Act and is effective
pursuant to General Instruction A. (c),   pursuant to General Instruction
please check the following box. [ ]       A. (d), please check the following
                                          box. [ ]



Securities Act registration statement file number to which this form relates:
   333-56997
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                  Name of each exchange on which
to be so registered                  each class is to be registered
----------------------------------   ----------------------------------------
11  3/8% Senior Secured Notes        American Stock Exchange
due 2006 (the "Notes")

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered.

                  Information with respect to the Notes is incorporated herein by reference to the sections captioned "Description of Notes" in the Registration Statement on Form S-4 (Registration No. 333-56997), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 1, 1998.

Item 2.           Exhibits.
                  1.1   -Registration Statement on Form S-4 (Registration No.
                         333-56997), filed with the Securities and Exchange Commission on June 16, 1998.(1)



                                   SIGNATURE


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       TRANS WORLD AIRLINES, INC.


Date: June 25, 1998                    By:/s/ Michael J. Palumbo
                                          ---------------------------------
                                          Name:  Michael J. Palumbo
                                          Title: Sr. Vice President and
                                                  Chief Financial Officer

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(1) Pursuant to the Instructions as to Exhibits to Form 8-A, this Exhibit is incorporated by reference.